EXHIBIT 10.63

FIRST AMENDMENT

TO FINANCING AGREEMENT

FIRST AMENDMENT, dated as of June 4, 2003 (this “Amendment”), to the Financing Agreement, dated as of November 21, 2002 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among Columbus McKinnon Limited, a Canadian corporation (“Columbus McKinnon”), Larco Industrial Services Ltd., an Ontario corporation (“Larco” and together with Columbus McKinnon, each a ”Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party hereto (each a “Lender” and collectively, the ”Lenders”), and Regiment Capital III, L.P., a limited partnership, as agent for the Lenders (in such capacity, the ”Agent”).

WHEREAS, the Borrowers, the Agent and the Lenders wish to amend certain terms and conditions of the Financing Agreement as hereafter set forth;

NOW, THEREFORE, the Borrowers, the Agent and the Lenders hereby agree as follows:

1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

2. Definitions. Section 1.01 of the Financing Agreement is hereby amended by inserting the definition of the term “Applicable PIK Rate”, in appropriate alphabetical order, to read as follows:

“‘Applicable PIK Rate’ means, as of any date of determination, a percentage equal to (a) during the period of time from and after the Effective Date up to May 1, 2003, 1.25% and (b) thereafter, 3.00%; provided, that if at any time during the period from May 1, 2003 to December 31, 2003, the US Borrowers shall have made payments in respect of the outstanding principal amount of the Working Capital Term Loan or the US Term Loan (or any combination thereof) in an aggregate amount set forth below, the Applicable PIK Rate otherwise applicable pursuant to clause (b) above shall thereafter be reduced by the number of percentage points opposite such amount:

Aggregate Payments	Percentage Point Reduction
In excess of $15,000,000 but less than or equal to $30,000,000	0.875 percentage points

In excess of $30,000,000	An additional 0.875 percentage points”

3. Interest. Section 2.04(a)(i) of the Financing Agreement is hereby amended by deleting each reference to “1.25%” therein and substituting in lieu thereof “the Applicable PIK Rate”.

4. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 6.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto or thereto on or prior to the Amendment Effective Date shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Delivery of Documents. The Agent shall have received on or before the Amendment Effective Date, counterparts of this Amendment, duly executed by the Borrowers and the Lenders.

(c) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental hereto, shall be satisfactory to the Agent and its counsel.

5. Representations and Warranties. Each Borrower represents and warrants as follows:

(a) Each Borrower (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

(b) The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under any such Person’s organizational documents or any applicable law or any contractual restriction binding or otherwise affecting any such Person or any of such Person’s properties, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien upon or with respect to any of such Person’s property.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with (i) the due execution, delivery and performance by any Borrower of this Amendment and (ii) the performance by any Borrower of the Financing Agreement, as amended hereby.

(d) Each of this Amendment and the Financing Agreement, as amended hereby, is a legal, valid and binding obligation of each Borrower, enforceable against each such Person in accordance with the terms thereof.

(e) The representations and warranties contained in Article VI of the Financing Agreement are true and correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date, and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date or will result from this Amendment becoming effective in accordance with its terms.

6. Continued Effectiveness of the Financing Agreement. (a) Each Borrower hereby confirms and agrees that (i) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) to the extent any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent a Lien on any collateral as security for the Obligations of the Borrowers from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

(b) Each Borrower confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement and further confirms and agrees that any material misstatement or material omission of a representation or warranty contained herein and any failure to perform or comply with any covenant or agreement contained herein shall constitute an Event of Default under the Financing Agreement.

7. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent.

(e) This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

COLUMBUS MCKINNON LIMITED

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery Title: Assistant Treasurer

LARCO INDUSTRIAL SERVICES LTD.

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery Title: Treasurer

AGENT AND LENDER:

REGIMENT CAPITAL III, L.P.

By:	Regiment Capital Management, L.L.C., its General Partner

	By:	Regiment Capital Advisors, LLC its Manager

		By:	/S/ RICHARD T. MILLER
Name: Richard T. Miller
Title: Vice President

LENDERS:

ABLECO FINANCE LLC

By:	/S/ KEVIN P. GENDA
Name: Kevin P. Genda
Title: Senior Vice President

CITADEL EQUITY FUND LTD.

By:	Citadel Limited Partnership, its Portfolio Manager,

	By:	GLB Partners, L.P., its General Partner

		By:	Citadel Investment Group, L.L.C., its General Partner

			By:	/S/ LEVOYD E. ROBINSON
Name: Levoyd E. Robinson
Title: Managing Director

CITADEL CREDIT TRADING LTD.

By:	Citadel Limited Partnership, its Portfolio Manager,

	By:	GLB Partners, L.P., its General Partner

		By:	Citadel Investment Group, L.L.C., its General Partner

			By:	/S/ LEVOYD E. ROBINSON
Name: Levoyd E. Robinson
Title: Managing Director